EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated June 3, 2008 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 763 (Cohen & Steers Global Infrastructure Strategy 2008-3 and Global Agriculture Portfolio 2008-3) as of June 3, 2008 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
June 3, 2008